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Computation of Earnings per Common Share                                                                Exhibit 11
Fabri-Centers of America, Inc.
(Thousands of dollars, except share and per share data)


                                                                                           April 30,          May 1,
Thirteen Weeks Ended                                                                         1994              1993
- - - -----------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:

Loss before cumulative effect of accounting change                                     $      (1,256)    $      (1,684)
Cumulative effect of accounting change                                                             -               399
                                                                                       -------------     -------------
Net loss                                                                               $      (1,256)    $      (1,285)
                                                                                       =============     =============

Weighted average shares of common stock outstanding during the period                      9,118,896         9,159,108
Incremental shares from assumed exercise of stock options (primary)                          228,177           208,952
                                                                                       -------------     -------------
                                                                                           9,347,073         9,368,060
                                                                                       =============     =============
Primary earnings (loss) per common share:
    Loss before cumulative effect of accounting change                                 $       (0.13)    $       (0.18)
    Cumulative effect of accounting change                                                         -              0.04
                                                                                       -------------     -------------
Net loss                                                                               $       (0.13)    $       (0.14)
                                                                                       =============     =============
FULLY DILUTED EARNINGS PER SHARE:

Loss before cumulative effect of accounting change                                     $      (1,256)    $      (1,684)
Interest expense applicable to 6 1/4% convertible subordinated debentures, net of tax            548               557
                                                                                       -------------     -------------
                                                                                                (708)           (1,127)
Cumulative effect of accounting change                                                             -               399
                                                                                       -------------     -------------
Net loss                                                                               $        (708)    $        (728)
                                                                                       =============     =============


Weighted average shares of common stock outstanding during the period                      9,118,896         9,159,108
Incremental shares from assumed exercise of stock options (fully diluted)                    231,787           209,106
Incremental shares from assumed conversion of 6 1/4% convertible
     subordinated debentures                                                               1,168,882         1,168,882
                                                                                       -------------     -------------
                                                                                          10,519,565        10,537,096
                                                                                       =============     =============

Fully diluted earnings (loss) per common share:
    Loss before cumulative effect of accounting change                                 $       (0.07)    $       (0.11)
    Cumulative effect of accounting change                                                         -              0.04
                                                                                       -------------     -------------
Net loss                                                                               $       (0.07)    $       (0.07)
                                                                                       =============     =============



Note:   This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.
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